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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT

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     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): November 9, 1999

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

              Delaware                                 47-0210602
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                  Identification No.)


1025 Eldorado Boulevard, Broomfield,                      68131
              Colorado                                 (Zip Code)
   (Address of principal executive
              offices)


                                  720-888-1000
              (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

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Item 5. Other Events

   The following factors amend and restate the risk factors disclosed in our current report on Form 8-K/A filed with the SEC on February 17, 1999.

We are dependent on our new business plan that relies on internet protocol technology

   The current status of our business plan makes evaluation of its risks and rewards extremely difficult and speculative. The business plan depends upon a shift in providing communications services over internet protocol-based networks instead of the traditional public-switched networks. Our strategy assumes that the technology that we and others have developed solves the problems currently associated with internet protocol-based applications and will scale for full deployment, and that others will continue to develop new uses and applications for internet protocol-based networks. The success of our business plan depends on other assumptions as well, such as our ability to use open, non-proprietary interfaces in our network software and hardware that allow us to buy equipment in the future from multiple vendors. Finally, we must generate substantial traffic volume at acceptable prices on our network in order to realize the anticipated operating efficiencies and cost benefits of the network.

Substantial operating losses are expected for the foreseeable future

   The development of our business plan requires significant capital expenditures. We expect to incur a large portion of these capital expenditures before we receive any significant related revenues from our business plan. Because of these capital expenditures and the related early operating expenses, we expect substantial negative operating cash flow and net losses for the foreseeable future. For 1998, we incurred a loss from continuing operations of $128 million and for the nine months ended September 30, 1999, we incurred a loss from continuing operations of $296 million. We expect our operating losses for the foreseeable future to be substantially higher. We may never establish a significant customer base for our communications and information services business, and even if we do, we may continue to sustain substantial negative operating cash flow and net losses as a result of low prices or higher costs.

   Since our business plan is a significant expansion of our communications and information services business, we believe that our historical financial results will not provide investors with a meaningful indicator of our future financial condition or results of operations.

A failure to finance our substantial capital requirements could adversely affect our business plan

   The implementation of our business plan and our ability to meet our projected growth depends on our ability to secure substantial additional financing. We estimate that the implementation of our business plan, as currently contemplated, requires between $9 and $11 billion over the 10-year period of the plan. However, the amount of additional financing we need could be higher than we currently estimate. The implementation of our business plan and our future financial results could be adversely affected if we are unsuccessful in obtaining required financing through:

  . raising debt or equity capital at the times we need on terms that we consider acceptable;

  .  generating cash flow from our operations; and

  . offering others fiber optic capacity on our network or access to our conduits.

   If we fail to obtain the required financing, we may be required to delay or abandon some of our future expansion or spending plans. Our existing level of debt and its terms may limit our ability to raise additional capital and otherwise restrict our activities. In addition, if our operations do not produce positive cash flow in sufficient amounts to pay our financing obligations, our future financial results and our ability to implement our business plan will be materially and adversely affected.

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Difficulties in constructing our network could increase its estimated costs and delay its scheduled completion

   The construction, operation and any upgrading of our network is a significant undertaking. Administrative, technical, operational and other problems that could arise may be more difficult to address and solve due to the significant size and complexity of the planned network. We are also dependent on timely performance by third-party suppliers and contractors. In addition, important aspects of our network, such as voice and fax capability, will rely on technology that is in the development stage or that is largely commercially unproven. This new technology also may not be compatible with existing technology. Many of these factors and problems are beyond our control. As a result, the entire network may not be completed as planned for the cost and in the time frame that we currently estimate. We may be materially adversely affected as a result of any significant increase in the estimated cost of the network or any significant delay in its anticipated completion.

   After its initial completion, future expansions and adaptations of our network's electronic and software components may be necessary in order to respond to:

  .  a growing number of customers;

  .  increased demands by our customers to transmit larger amounts of data;

  .  changes in our customers' service requirements; and

  .  technological advances by our competitors.

   Any expansion or adaptation of our network will require substantial additional financial, operational and managerial resources. If we are unable to expand or adapt our network to respond to these developments on a timely basis and at a commercially reasonable cost, then our business will be materially adversely affected.

A failure to commercially deploy satisfactory voice or fax technology for internet protocol networks could adversely affect our business

   We and others have developed technology that we believe will avoid the need for customers on a private internet protocol-based network to dial access codes or follow other special procedures to initiate a voice or fax call. This technology has not been commercially deployed yet, and problems with it may be discovered as it is further tested and deployed. For example, it may not be scalable for our network. Our efforts to commercially deploy this technology in a timely manner and at an acceptable cost may not be successful and such a failure could have a material adverse effect on us. To date, internet protocol voice telephony using the public internet has also had significant problems with quality, latency, reliability and security. Until we begin commercially deploying our voice or fax telephony services, we cannot predict whether our plans for solving these problems will work.

   The commercial deployment of our voice and fax telephony services also requires that we develop related business support systems. Our failure to develop these business support systems could have an adverse effect on the timing of the commercial launch of these services.

Our business plan requires the development of effective business support systems to implement customer orders and to provide and bill for services

   Our business plan depends on our ability to develop effective business support systems. This is a complicated undertaking requiring significant resources and expertise and support from third-party vendors. Business support systems are needed for:

  .  implementing customer orders for services;

  .  provisioning, installing and delivering these services; and

  .  monthly billing for these services.

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   Since our business plan provides for rapid growth in the number and volume of products and services we offer, we need to develop these business support systems on a schedule sufficient to meet our proposed service rollout dates. In addition, we will require these business support systems to expand and adapt with our rapid growth. The failure to develop effective business support systems could have a material adverse effect on our ability to implement our business plan.

We may be unable to hire and retain sufficient qualified personnel; the loss of any of our key executive officers could adversely affect us

   We believe that our future success will depend in large part on our ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified managerial, professional and technical personnel. To implement our business plan, we need to have a substantial number of additional employees. We have experienced significant competition in attracting and retaining personnel who possess the skills that we are seeking. As a result of this significant competition, we may experience a shortage of qualified personnel. Our businesses are managed by a small number of key executive officers, particularly James Q. Crowe, Chief Executive Officer, R. Douglas Bradbury, Chief Financial Officer, and Kevin J. O'Hara, Chief Operating Officer. The loss of any of these key executive officers could have a material adverse effect on us.

Inability to manage effectively our planned rapid expansion could adversely affect our operations

   Our business plan contemplates rapid expansion of our business for the foreseeable future. This growth will increase our operating complexity and require that we, among other things, rapidly:

  .  expand our employee base with highly skilled personnel;

  .  develop, introduce and market new products and services;

  .  integrate any acquired operations and joint ventures;

  .  develop financial and management controls and systems; and

  .  control expenses related to our business plan.

   The significant size and complexity of our planned network and planned rate of expansion will make it more difficult to satisfy these requirements. Our failure to satisfy any of these requirements, or otherwise manage our growth effectively, could have a material adverse effect on us.

   If we were to make strategic investments, acquisitions or joint ventures, our resources and management time could be diverted and we may be unable to integrate them successfully with our existing network and services.

Burdensome peering and transit arrangements result in higher costs

   Peering agreements with internet service providers allow us to access the internet and exchange transit for free with these providers. Recently, many internet service providers that previously offered peering have reduced or eliminated peering relationships or are establishing new, more restrictive criteria for peering. The costs of transit payments could have a material adverse effect on our margins for our products that require internet access. Currently we pay transit payments with respect to a portion of our internet traffic to two of the largest internet access providers.

We must obtain and maintain permits and rights-of-way to develop our network

   Although we have secured 100% of the rights-of-way required for our planned North American intercity network, the operation of our network requires that we obtain many local franchises and other permits. We also must obtain rights to use underground conduit and aerial pole space and other rights-of-way and fiber capacity. The process of obtaining these franchises, permits and rights is time consuming and burdensome. If we are

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unable, on acceptable terms and on a timely basis, to obtain and maintain the franchises, permits and rights needed to implement our business plan, the buildout of our network could be materially adversely affected. In addition, the cancellation or nonrenewal of the franchises, permits or rights we do obtain could materially adversely affect us.

Termination of relationships with key suppliers could cause delay and costs

   Until we complete the company-owned portion of our network, we will lease substantially all of our intercity communications capacity in North America, Europe and possibly elsewhere. As a result, we will be dependent on the providers of this capacity. In addition, we intend to lease a significant amount of capacity from local exchange carriers to connect our customers to our gateway sites. We are also dependent on third-party suppliers for substantial amounts of fiber, conduit, computers, software, switches/routers and related components that we will assemble and integrate into our network. If any of these relationships is terminated or a supplier fails to provide reliable services or equipment and we are unable to reach suitable alternative arrangements quickly, we may experience significant delays and additional costs. If that happens, we could be materially adversely affected.

Our industry is highly competitive with participants that have greater resources and existing customers

   The communications and information services industry is highly competitive. Many of our existing and potential competitors have financial, personnel, marketing and other resources significantly greater than ours. Many of these competitors have the added competitive advantage of an existing customer base. In addition, significant new competitors could arise as a result of:

   . increased consolidation and strategic alliances in the industry resulting from recent Congressional and FCC actions;

   .  allowing foreign carriers to compete in the U.S. market;

   .  further technological advances; and

   .  further deregulation and other regulatory initiatives.

   If we are unable to compete successfully, our business could be materially adversely affected.

Rapid technological changes can lead to further competition

   The communications and information services industry is subject to rapid and significant changes in technology. In addition, the introduction of new products or technologies may reduce the cost or increase the supply of certain services similar to those that we plan to provide. As a result, our most significant competitors in the future may be new entrants to the communications and information services industry. These new entrants may not be burdened by an installed base of outdated equipment. Technological changes and the resulting competition on our operations could have a material adverse effect on us.

Increased industry capacity and other factors could lead to lower prices for our products and services

   There are currently three U.S. long distance fiber optic networks that are owned by each of AT&T, MCI WORLDCOM and Sprint, as well as numerous local networks. Others, including Qwest Communications International Inc., IXC Communications, Inc. and Williams Communications Group, Inc., are deploying additional networks that use advanced technology similar to that of our network. These networks offer significantly more capacity than is currently available in the marketplace. This additional capacity may cause significant decreases in the prices for services. Prices may also decline due to capacity increases resulting from technological advances and strategic alliances, such as long distance capacity purchasing alliances among regional Bell operating companies. These price declines may be particularly severe if recent trends causing increased demand for capacity, such as internet usage, change. Rapid growth in the use of the internet is a

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recent phenomenon, and may not continue at the same rate. Increased competition has already led to a decline in rates charged for various telecommunications services.

We are subject to significant regulation that could change in an adverse manner

   Communications services are subject to significant regulation at the federal, state, local and international levels. These regulations affect us and our existing and potential competitors. Delays in receiving required regulatory approvals, completing interconnection agreements with incumbent local exchange carriers or the enactment of new and adverse regulations or regulatory requirements may have a material adverse effect on us. In addition, future legislative, judicial, and regulatory agency actions could have a material adverse effect on us.

   Recent federal legislation provides for a significant deregulation of the U.S. telecommunications industry, including the local exchange, long distance and cable television industries. This legislation remains subject to judicial review and additional FCC rulemaking. As a result, we can not predict the legislation's effect on our future operations. Many regulatory actions are under way or are being contemplated by federal and state authorities regarding important items. These actions could have a material adverse effect on us.

Canadian law currently does not permit us to offer services in Canada

   Ownership of facilities that originate or terminate traffic in Canada is currently limited to Canadian carriers. This restriction will block our entry into the Canadian market unless appropriate arrangements can be made to address it.

Potential regulation of internet service providers could adversely affect our operations

   The FCC has to date treated internet service providers as enhanced service providers. Enhanced service providers are currently exempt from federal and state regulations governing common carriers, including the obligation to pay access charges and contribute to the universal service fund. The FCC is currently examining the status of internet service providers and the services they provide. If the FCC were to determine that internet service providers, or the services they provide, are subject to FCC regulation, including the payment of access charges and contribution to the universal service funds, it could have a material adverse effect on us.

   The FCC has also been considering whether local carriers are obligated to pay compensation to each other for the transport and termination of calls to internet service providers when a local call is placed from an end user of one carrier to an internet service provider served by the competing local exchange carrier. Recently, the FCC determined that it had no rule addressing inter-carrier compensation for these calls. In the absence of a federal rule, state commissions may elect not to require payment of compensation for these calls. The FCC also released for comment alternative federal rules to govern compensation for these calls in the future. If state commissions, the FCC or the courts determine that inter-carrier compensation does not apply, carriers, including us, may be unable to recover their costs or will be compensated at a significantly lower rate and may be required to refund compensation previously paid.

Network failure or delays and errors in transmissions expose us to potential liability

   Our network will use a collection of communications equipment, software, operating protocols and proprietary applications for the high speed transportation of large quantities of data among multiple locations. Given the complexity of our proposed network, it may be possible that data will be lost or distorted. Delays in data delivery may cause significant losses to a customer using our network. Our network may also contain undetected design faults and software bugs that, despite our testing, may be discovered only after the network has been installed and is in use. The failure of any equipment or facility on the network could result in the interruption of customer service until we effect necessary repairs or install replacement equipment. Network failures, delays and errors could also result from natural disasters, power losses, security breaches and computer viruses. These failures, faults or errors could cause delays, service interruptions, expose us to customer liability or require expensive modifications that could have a material adverse effect on our business.

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Intellectual property and proprietary rights of others could prevent us from using necessary technology to provide internet protocol voice services

   While we do not know of any technologies that are patented by others that we believe are necessary for us to provide internet protocol voice services, this necessary technology may in fact be patented by other parties either now or in the future. If this technology were held under patent by another person, we would have to negotiate a license for the use of that technology. We may not be able to negotiate such a license at a price that is acceptable to us. The existence of such a patent, or our inability to negotiate a license for any such technology on acceptable terms, could force us to cease using the technology and offering products and services incorporating the technology.

Our Year 2000 compliance efforts may not succeed, and PKS Systems Integration LLC may have liability from its Year 2000 customer projects

   We are conducting a review of our computer systems, including the computer systems used in our computer outsourcing business, to identify systems that could be affected by the Year 2000 computer issue. We are also developing and implementing a plan to resolve the issue. If any required plan to resolve the Year 2000 problem is unsuccessful, however, that result could have a material adverse effect on us. Until our review is completed and our plans are developed and completed, we cannot predict with certainty whether the cost of resolving the Year 2000 issue will be material.

   Our significant suppliers and customers, including those of our computer outsourcing business, may not be Year 2000 compliant in a timely manner and any noncompliance of these systems could have a material adverse effect on us.

   PKS Information Services, Inc., derives a substantial portion of its revenue from projects that its subsidiary, PKS Systems Integration LLC, or PKSSI, conducts involving Year 2000 assessment and renovation services. These activities of PKSSI expose us to potential risks that may include problems with services provided by PKSSI to its customers and the potential for claims arising under PKSSI's customer contracts. PKSSI's attempts to contractually limit its exposure to liability for Year 2000 compliance issues may not be effective.

Foreign currency exchange rate fluctuations or repatriation could result in losses

   Our international expansion will cause our results of operations and the value of our assets to be affected by the exchange rates between the U.S. dollar and the currencies of the additional countries in which we have operations and assets. In some of these countries, prices of our products and services will be denominated in a currency other than the U.S. dollar. As a result, we may experience economic losses solely as a result of foreign currency exchange rate fluctuations, including a foreign currency's devaluation against the U.S. dollar. We may also in the future acquire interests in companies that operate in countries where the removal or conversion of currency is restricted. In addition, similar restrictions could be imposed in countries where we conduct business after we begin our operations.

Environmental liabilities from our historical operations could be material

   Our operations and properties are subject to a wide variety of laws and regulations relating to environmental protection, human health and safety. These laws and regulations include those concerning the use and management of hazardous and non-hazardous substances and wastes. We have made and will continue to have to make significant expenditures relating to our environmental compliance obligations. We may not at all times be in compliance with all these requirements.

   In connection with certain historical operations, we are a party to, or otherwise involved in, legal proceedings under state and federal law involving investigation and remediation activities at approximately 110

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contaminated properties. We could be held liable, jointly and severally, and without regard to our own fault, for such investigation and remediation. The discovery of additional environmental liabilities related to our historical operations or changes in existing environmental requirements could have a material adverse effect on us.

Significant future declines in cash flow from coal operations

   More than half of our net revenues for 1998 were attributable to our coal mining operations. The level of cash flows generated in recent periods by our coal operations will not continue after the year 2000. These cash flow levels will decrease because the delivery requirements under our current long-term contracts decline significantly after that date. Moreover, without those contracts, our coal mining operations would not be able to operate profitably by selling their production on the spot markets. A substantial majority of our coal mining revenues are provided by three customer contracts.

Potential liabilities and claims arising from our coal operations could be significant

   Our coal operations are subject to extensive laws and regulations that impose stringent operational, maintenance, financial assurance, environmental compliance, reclamation, restoration and closure requirements. These requirements include those governing air and water emissions, waste disposal, worker health and safety, benefits for current and retired coal miners, and other general permitting and licensing requirements. We may not at all times be in compliance with all of these requirements. Liabilities or claims associated with this non-compliance could require us to incur material costs or suspend production. Mine reclamation costs that exceed our reserves for these matters also could require us to incur material costs.

Anti-takeover provisions in Level 3's charter and by-laws could limit our share price and delay a change of management

   Our certificate of incorporation and by-laws contain provisions that could make it more difficult or even prevent a third party from acquiring our company without the approval of our incumbent board of directors. These provisions, among other things:

  . divide our board of directors into three classes, with members of each class to be elected in staggered three-year terms;

  .  prohibit stockholder action by written consent in place of a meeting;

  . limit the right of stockholders to call special meetings of stockholders;

  . limit the right of stockholders to present proposals or nominate directors for election at annual meetings of stockholders; and

  . authorize our board of directors to issue preferred stock in one or more series without any action on the part of stockholders.

   These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock and significantly impede the ability of the holders of our common stock to change management. In addition, we have adopted a poison pill rights plan, which has anti-takeover effects. Our rights plan, if triggered, will cause substantial dilution to a person or group that attempts to acquire our company on terms not approved by our board of directors. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of our common stock.

These risk factors could cause our actual results to differ materially from the results anticipated in our forward-looking statements

   The reports that we file with the SEC and our other communications may contain forward-looking statements that involve risks and uncertainties. We consider a forward-looking statement to be those statements that describe our intentions, beliefs, and current expectations with respect to our future operating performance. Our actual results could differ materially from those anticipated in our forward-looking statements as a result of certain factors.

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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Level 3 Communications, Inc.

                                                   /s/ Neil J. Eckstein
                                          By:  ______________________________
                                              Neil J. Eckstein, Vice President

Date: November 9, 1999

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